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                                                                    EXHIBIT 21.1

                            CARRIAGE SERVICES, INC.

                       SUBSIDIARIES AS OF MARCH 1, 2002

                                                          JURISDICTION OF
        NAME                                              INCORPORATION
       ------                                             ---------------

Carriage Funeral Holdings, Inc.                             Delaware
CFS Funeral Services, Inc.                                  Delaware
Carriage Holding Company, Inc.                              Delaware
Carriage Funeral Services of Michigan, Inc.                 Michigan
Carriage Funeral Services of Kentucky, Inc.                 Kentucky
Carriage Funeral Services of California, Inc.               California
Carriage Cemetery Services of Idaho, Inc.                   Idaho
Wilson & Kratzer Mortuaries                                 California
Rolling Hills Memorial Park                                 California
Carriage Services of Connecticut, Inc.                      Connecticut
CHC Insurance Agency of Ohio, Inc.                          Ohio
Barnett, Demrow & Ernst, Inc.                               Kentucky
Carriage Services of New Mexico, Inc.                       New Mexico
Carriage Cemetery Services, Inc.                            Texas
Carriage Services of Oklahoma, L.L.C.                       Oklahoma
Carriage Services of Nevada, Inc.                           Nevada
Hubbard Funeral Home, Inc.                                  Maryland
Carriage Services Capital Trust                             Delaware
Carriage Team California (Cemetery), LLC                    Delaware
Carriage Team California (Funeral), LLC                     Delaware
Carriage Team Florida (Cemetery), LLC                       Delaware
Carriage Team Florida (Funeral), LLC                        Delaware
Carriage Services of Ohio, LLC                              Delaware
Carriage Team Kansas, LLC                                   Delaware
Carriage Municipal Cemetery Services of Nevada, Inc.        Nevada
Carriage Cemetery Services of California, Inc.              California
Carriage Insurance Agency of Massachusetts, Inc.            Massachusetts
Carriage Internet Strategies, Inc.                          Delaware
Carriage Investments, Inc.                                  Delaware
Carriage Management, L.P.                                   Texas
Cochrane's Chapel of the Roses, Inc.                        California
Horizon Cremation Society, Inc.                             California
Carriage Life Events, Inc.                                  Delaware
Wallis-Wilbanks Funeral Home, LLC                           Georgia
Carriage Merger I, Inc.                                     Delaware
Carriage Merger II, Inc.                                    Delaware
Carriage Merger III, Inc.                                   Delaware
Carriage Merger IV, Inc.                                    Delaware